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                                                                    EXHIBIT 10.2

                      FORM OF RESTRICTED STOCK AGREEMENT

Upon execution of this agreement ("Agreement") with ReliaStar Financial Corp., ("Corporation), the Personnel and Compensation Policy Committee ("Committee") of the Board of Directors of the Corporation hereby awards to ______________ ("Participant") _______ restricted shares of the Corporation's Common Stock (the "Shares"), effective __________, ____(the "Award Date"), upon the following terms and conditions:

1.   Certificate for Restricted Shares.  The Shares shall be fully paid and
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     nonassessable and shall be represented by a certificate registered in the
     Participant's name and stamped with the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary or involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the ReliaStar 1993 Stock Incentive Plan, as amended, ("Plan") in any rules and administrative interpretations adopted pursuant to such Plan, and in a Restricted Stock Agreement dated _________, ____. A copy of the Plan, such rules, and such Restricted Stock Agreement may be obtained from the Secretary of ReliaStar Financial Corp."

     The Corporation shall retain such Certificate until the expiration of the "Restricted Period" as defined in paragraph 2 hereof.

2.   Restricted Period.  Except as otherwise provided in paragraph 6 of this
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     Agreement, the Restricted Period shall begin on the Award Date and shall end on ______________, ______.

3.   Restrictions. The Shares shall not be sold, exchanged, assigned,
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     transferred discounted, pledged or otherwise disposed of by the Participant prior to the end of the Restricted Period. Such Shares shall be subject to all of the restrictions, terms and conditions specified in the Plan, this Agreement and the restricted stock certificates to be issued, and all such restrictions, terms and conditions are hereby incorporated by reference into this Agreement. To the extent there is any conflict between any terms or provisions of the Plan and any terms or provisions of this Agreement, the terms or provisions of the Plan shall control.

4.   Rights as a Shareholder.  The Participant shall have all rights as a
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     shareholder with respect to the Shares, including the right to vote the
     Shares and to receive all dividends and distributions paid or made with respect to the Shares, except as set forth in paragraph 3 of this Agreement. If any such dividends or distributions are paid in shares of Common Stock of the Corporation, the shares shall be subject to the same restrictions on transferability as the Shares to which they relate.
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5.   Lapse of Restrictions.  Except as otherwise provided in the Plan or as
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     required by law, upon the expiration of the Restricted Period, the
     Participant shall be entitled to have the legend required by paragraph 1 hereof removed from his common stock certificate, and the Shares shall become freely transferable.

6.   Termination of Employment for Death, Disability or Retirement. In the event
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     the Participant's employment with the Corporation and its subsidiaries is terminated during the Restricted Period by the reason of the Participant's death, "Disability" or "Retirement", the Restricted Period shall end upon the date of such termination of employment. For purposes of this paragraph 6, "Disability" shall mean the cessation of employment of the Participant under circumstances where the Participant is eligible to receive a monthly disability benefit pursuant to the group long-term disability insurance program sponsored by the Corporation or subsidiary which employs the Participant in the program. For purposes of this paragraph 6, "Retirement" shall mean the Participant's Normal Retirement as defined in the qualified retirement plan of the Corporation or subsidiary which employs the Participant.

7.   Forfeiture of Award.  In the event of Participant's termination of
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     employment with the Corporation and its subsidiaries during the Restricted
     Period for any reason other than those set forth in paragraph 6 hereof, the Shares automatically shall be forfeited and returned to the Corporation unless the Committee shall, in its sole discretion, otherwise provide.

8.   Change in Control.  If any change in control "Event": shall occur, then any
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     portion of the Restricted Shares which have not vested shall immediately vest. A change in control "Event" shall mean the occurrence of any of the following:

     (a) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person is the "Beneficial Owner" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, in determining whether an Event has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" shall not constitute an acquisition which would cause an Event. A "Non-Control Acquisition" shall mean (1) an acquisition by an employee benefit plan (or a trust forming a part thereof) maintained by the Corporation or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Corporation (a "Subsidiary"), (2) an acquisition by the Corporation or any Subsidiary, (3) a transaction in which any Person became the Beneficial Owner of more than twenty percent (20%) of the outstanding Voting
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          Securities as a result of an acquisition of Voting Securities by the
          Corporation which, by reducing the number of Voting Securities outstanding, increased the percentage of the outstanding Voting Securities Beneficially Owned by such Person, provided that if an Event would occur (but for the operation of this sentence) and after such share acquisition by the Corporation, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Person then an Event shall occur, or (4) an acquisition by any Person in connection with a "Non-Control Transaction" (as defined in subsection (c) hereof).

     (b) The individuals who, as of the date of this Agreement is approved by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Corporation's stockholders, of any new director was approved by a vote of at least a two-thirds majority of the Incumbent Board, such new director shall, for purposes of the Program, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c)  Approval by stockholders of the Corporation of:

          (1) A merger, consolidation or reorganization involving the Corporation, unless such merger, consolidation or reorganization is a "Non-Control Transaction" which is defined as a transaction in which:

               (A) the stockholders of the Corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

               (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing
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                    for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

               (C) no person (other that the Corporation or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

          (2)  A complete liquidation or dissolution of the Corporation; or

          (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

     (d) The Corporation enters into an agreement in principle or a definitive agreement relating to an Event described in subsection (a), (b) or (c) hereof which ultimately results in such Event occurring or a tender or exchange offer or proxy contest is commenced which ultimately results in an Event described in subsection (a) or (b) hereof occurring.

9.   Recapitalization.  In the event of any change in the Common Stock of the
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     Corporation through the declaration of stock dividends or recapitalization resulting in stock split-ups or through merger, consolidation or exchange of shares or otherwise, the number of Shares shall be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

10.  Tax Matters.  The Participant shall immediately notify the Corporation of
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     any election he may make under Section 83 of the Internal Revenue Code with respect to the issuance of any Shares pursuant to the Plan. The Corporation reserves the right to withhold from any transfer or payment under this Plan or from any other payment due to the Participant from the Corporation any taxes as may be required pursuant to law and the Participant shall provide any documentation necessary with respect to such withholding. The Participant shall, if required by the Corporation in its discretion, pay to the Corporation in cash any amount required to be withheld for any applicable employment or withholding taxes, and the Corporation may condition delivery of vested, nonrestricted stock certificates upon receipt of such payment.
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11.  Not an Employment Contract. Neither this Agreement nor participation in the
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     Plan shall be construed as creating any agreement or promise with regard to the Participant's continued employment with the Corporation or its subsidiaries.

12.  Compliance with Law and Approval by Regulatory Bodies.  No Shares shall be
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     issued and no certificates therefor shall be delivered except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on which the Corporation's shares are listed. The Corporation shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued may bear such legends and statements as the Committee may deem advisable or desirable.

13.  Miscellaneous.  The terms and provisions of this Agreement shall be binding
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     on and shall inure to the benefit of the Participant and his executors or administrators, heirs, and personal and legal representatives. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. In the event of the invalidity of any provisions of this Agreement, such invalidity shall not affect the validity of any other provisions of the Agreement or Plan.

IN WITNESS WHEREOF, the parities have caused this Agreement to be executed in Minneapolis, Minnesota as of the Award Date.


                                   RELIASTAR FINANCIAL CORP.



__________________________         By:___________________________
                                         Plan Administrator